EXECUTION

                  AEGIS AUTO FUNDING CORP.

      AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES,
                     SERIES 1996-1

              CERTIFICATE PURCHASE AGREEMENT





March 21, 1996

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Dear Sirs:

    Aegis Auto Funding Corp., a Delaware corporation (the
"Company"), proposes to sell to you its Automobile
Receivable Pass-Through Certificates, Series 1996-1 in the classes, in the respective original principal amounts and with the designations set forth in Schedule I hereto
(the "Designated Certificates").  Only the Designated
Certificates are being purchased by you hereunder.  The
Designated Certificates (collectively, the
"Certificates"), will be issued by the Company pursuant to a Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), dated as of March 1, 1996, among the Company, as seller, Norwest Bank Minnesota, National
Association, as back-up servicer (the "Back-up
Servicer"), and Norwest Bank Minnesota, National
Association, as trustee (the "Trustee").  Each
Certificate will evidence the holder's fractional undivided interest in a trust (the "Trust"), created pursuant to the Pooling and Servicing Agreement, and consisting primarily of a pool (the "Pool") of retail installment sale contracts for new or used automobiles and light-duty trucks between dealers and retail purchasers (the "Contracts") and certain monies due thereunder on and after the Cut-off Date. Upon your request, the Company will furnish to you, on or before such date as you shall specify, a private placement memorandum which will more fully describe the Designated
Certificates. Such private placement memorandum, in the form so furnished, including the documents incorporated by reference thereto or attached as exhibits thereto, is herein referred to as the "Memorandum".

    1. Representations and Warranties. The Company represents and warrants to, and agrees with, you and each person who purchases a Designated Certificate directly from you that:

         (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Purchase Agreement dated as of March 1, 1996 (the "Purchase Agreement"), between the
Company and Aegis Auto Finance, Inc.

         (b) This Agreement has been duly authorized, executed and delivered by the Company.

         (c) The Pooling and Servicing Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

         (d) The Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Company, except insofar as any indemnification provisions therein may be limited by applicable law.

         (e)  The Memorandum and any amendment or
supplement thereto, as of the date thereof, and as of the date hereof, will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f)  As of the Closing Date, the Designated
Certifi- cates and the Pooling and Servicing Agreement will conform in all material respects to the respective descriptions thereof contained in the Memorandum. As of the Closing Date, the Designated Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and delivered to you against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

         (g) On the Closing Date, the representations and warranties of the Company with respect to the Contracts contained in the Pooling and Servicing
Agreement will be true and correct.

         (h)  The Company is not in violation of its
certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company. Neither the issuance and sale of the Designated
Certificates, nor the execution and delivery by the Company of this Agreement, the Pooling and Servicing
Agreement or the Purchase Agreement, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute (including, without limitation, any local registration or licensing requirements), order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement or (ii) the business, operations, financial conditions, properties or assets of the Company.

         (i)  There are no actions or proceedings
against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Purchase
Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Purchase
Agreement, (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Memorandum.

         (j)  Any taxes, fees and other governmental
charges in connection with the execution and delivery of this Agreement, the Pooling and Servicing Agreement and the Purchase Agreement or the execution, delivery and sale of the Certificates have been or will be paid on or prior to the Closing Date.

         (k) Immediately prior to the assignment of the Contracts to the Trustee as contemplated by the Pooling and Servicing Agreement, the Company (i) had good title to, and was the sole owner of, each Contract free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens"), (ii) had not assigned to any person any of its right, title or interest in such Contracts or in the Pooling and Servicing Agreement and (iii) will have the power and authority to sell such Contracts to the Trustee, and upon the execution and delivery of the Pooling and Servicing
Agreement by the Trustee, the Trustee will have acquired all of the Company's right, title and interest in and to the Contracts.

         (l)  There are no contracts, agreements or
understand- ings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to any Designated Certificates owned or to be owned by such person.

         (m)  The sale of the Designated Certificates
pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the 1933 Act. In the case of each offer or sale of the Designated Certificates, no form of general solicitation or general advertising was used by the Company or its representatives, including, but not limited to, advertise- ments, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over tele- vision or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Company nor any person acting on its behalf has offered or sold, nor will the Company or any person acting on its behalf offer or sell directly or indirectly, any Designated Certificate or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by you, would render the issuance and sale of any of the Designated Certificates as contemplated hereby a violation of Section 5 of the 1933
Act or the registration or qualification requirements of any state securities laws, nor has the Company authorized, nor will it authorize, any person to act in such manner.

         (n) Neither the Company nor the Trust is, and neither the issuance and sale of the Certificates nor the activities of the Trust pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the
"Investment Company Act").

    2.  Representations, Warranties and Covenants of the
Pur- chaser. You represent and warrant to, and agree with, the Company that:

         (a)  You are purchasing the Designated
Certificates, in the Original Certificate Principal
Balances set forth on Schedule I, solely for your own account as principal and not as nominee or agent for any other person, and not with a view to, or for offer or sale in connection with, any distribution (within the meaning of the 1933 Act) or fractionalization thereof, subject, never- theless, to the understanding that the disposition of your property shall at all times be and remain within your control. It is understood that you intend to reoffer or resell the Designated Certificates from time to time in one or more privately negotiated transactions.

         (b) You are an "accredited investor" as defined in Rule 501(a)(1), (2) or (3) of Regulation D under the
1933 Act and a "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

         (c)  You will not offer the Designated
Certificates or any part thereof or any similar security for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the offer and sale of the Designated Certificates to you and by you within the provisions of Section 5 of the 1933 Act.

    3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell the Designated Certificates to you, and you agree to purchase the Designated Certificates from the Company, for the purchase price of $93,395,362.28 (including accrued interest from and including the Cut-off Date to, but not including, the Closing Date).

    4. Delivery and Payment. Delivery of and payment for the Designated Certificates shall be made at the office of Kutak Rock, 767 Third Avenue, New York, New
York 10017, on the date specified in Schedule I hereto, which date and time may be changed by agreement between you and the Company (such date and time of delivery and payment for the Designated Certificates being herein called the "Closing Date"). Delivery of the Designated
Certificates shall be made to you against payment by you of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and you. The Designated Certificates to be so delivered shall be in definitive fully registered form, in such denominations and registered in such names as you may have requested in writing not less than two full business days in advance of the Closing
Date.

    The Company agrees to have the Designated
Certificates available for inspection, checking and packaging by you in New York, New York on the business day prior to the Closing Date.

    5. Covenants of the Company. The Company covenants and agrees with you that:

         (a) On the date hereof or such other date as you may specify (the "Memorandum Delivery Date"), the Company will prepare and furnish to you the Memorandum, appropriately completed, with such changes therein as are satisfactory to you.

         (b) If, at any time prior to 90 days after the Memorandum Delivery Date or such later date as you shall have resold all of the Designated Certificates, any event occurs as a result of which the Memorandum (as then amended or supplemented) would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly prepare and furnish to you an amendment or supplement to the Memorandum satisfactory to you that will correct such statement or omission.

         (c)  During the period referred to in Section
5(b), the Company will furnish to you, without charge, copies of the Memorandum (including all documents incorporated by reference therein and all amendments or supplements to such documents) in each case as soon as available and in such reasonable quantities as you request.

         (d)  During the period referred to in Section
5(b), the Company will, at your request, furnish through you to any prospective purchaser of Designated
Certificates from you such information as is reasonably requested and is reasonably available concerning matters reasonably relevant to such prospective purchaser's decision to purchase the Designated Certificates and the Company represents and warrants that such information will be accurate and not misleading.

         (e) The Company authorizes you to deliver to investors copies of the Memorandum, as then amended or supplemented as contemplated by Section 5(b) hereof, and any information provided under Section 5(d) hereof in connection with any reoffer or resale of the Designated
Certificates by you in accordance herewith.

         (f) The Company agrees to use its reasonable best efforts to furnish (or cause to be furnished) such information and to execute such documents or instruments as you may rea- sonably request to satisfy any condition to the availability of an exemption under the state securities or blue sky laws of any state for any sale of Designated Certificates by you (provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Certificates, in any jurisdiction where it is not now so subject).

         (g) The Company will pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Memorandum, the Pooling and Servicing Agreement and the Certificates; the fees, costs and expenses of the Trustee (to the extent permitted under the Pooling and Servicing Agreement, and except to the extent that another party is obligated to pay such amounts thereunder) and the fees and disbursements of accountants for the Company (including those fees and disbursements arising in connection with any comfort letter issued by such accountants that addresses the information contained in the Memorandum).

         (h) The Company will enter into the Pooling and Servicing Agreement and Purchase Agreement on or prior to the Closing Date.

         (i) The Company agrees to take such action as you shall reasonably request following the Closing Date in connection with any subsequent transfer of the Designated Certificates by you.

    6.  Conditions to the Purchase of the Designated
Certifi- cates. Your obligation hereunder to purchase the Designated Certificates shall be subject to the accuracy of the repre- sentations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company made in any certifi- cates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Company shall have delivered to you a certifi- cate of the Company, signed by the President or a vice president of the Company and dated the Closing
Date, to the effect that the signer of such certificate has carefully examined this Agreement and that to the best of such signer's knowledge: (i) the repre-sentations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date and (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

         (b) You shall have received from Brown & Wood, special counsel for the Purchaser, such opinions as you may reasonably require, and the Company shall have furnished to such counsel such documents as you may reasonably request for the purposes of enabling them to render such opinions.

         (c) You shall have received from Kutak Rock, special counsel for the Company, a favorable opinion, dated the Closing Date, to the effect that:

              (i)  This Agreement has been duly
authorized, executed and delivered by the Company and The
Aegis Consumer Funding Group, Inc.;

             (ii)  The Pooling and Servicing Agreement
has been duly authorized, executed and delivered by the Company, and when so executed and delivered, constitutes a legal, valid, binding and enforceable agreement of the Company, enforceable according to its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

            (iii)  The Purchase Agreement has been duly
authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable agreement of the Company, except insofar as the indemnification provisions therein may be limited by applicable law;

             (iv)  The issuance of the Certificates has
been duly and validly authorized by all required corporate action by the Company and when executed and countersigned in the manner contemplated in the Pooling and Servicing Agreement will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

              (v)  The offer and sale of the Designated
Certificates to you in the manner contemplated in this Agreement and the Pooling and Servicing Agreement is not, assuming the accuracy of your representations and warranties and the performance of your covenants contained herein, a transaction requiring the registration of the Designated Certificates under the 1933 Act;

             (vi)  The Pooling and Servicing Agreement is
not required to be qualified under the Trust Indenture
Act of 1939, as amended, and neither the Company nor the Trust is required to be registered under the Investment
Company Act; and

            (vii)  The Trust as described in the
Memorandum will be treated as a grantor trust for federal income tax purposes, assuming: (i) compliance with the Pooling and Servicing Agreement and (ii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

           (viii)  Such counsel has no reason to believe
that the Memorandum, as of its date, and as amended or supplemented, if applicable, as of the Memorandum
Delivery Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or that the descriptions in the Memorandum of the Designated
Certificates and the Pooling and Servicing Agreement are not accurate in all material respects; it being understood that such counsel need express no opinion as to the financial and statistical statements or other financial data contained or incorporated by reference in the Memorandum.

         (d) You shall have received from Kutak Rock, special counsel for the Company, a favorable opinion, dated the Closing Date, to the effect that:

              (i)  The Company has been duly organized
and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or hold its properties and to conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Purchase Agreement;

             (ii)  There are no actions, proceedings or
investigations pending or threatened against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Company to carry out the transactions contemplated in this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement;

            (iii)  No consent, approval, authorization or
order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Designated
Certificates and except any recordation of the assignments of the Contracts to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed; and

             (iv)  The Company is not in violation of its
certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company, and neither the issuance and sale of the Designated Certificates, nor the execu- tion or delivery of or performance under this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement, nor the consummation of any other of the transactions contemplated herein or therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound, or any New York or federal statute or regulation applicable to the Company or any of its affiliates or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or govern- mental body having jurisdiction over the Company or any of its affiliates.

         With respect to the opinions in paragraphs (c) and (d) above, such counsel may: (1) express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Pooling and Servicing Agreement and the Purchase Agreement; (2) assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company; and (3) qualify such opinion only as to the federal laws of the United States of America, the laws of the State of New York and the general corporation law of the State of Delaware. Such counsel shall also confirm that you may rely, on and as of the Closing Date, on any opinion or opinions of such counsel submitted to the rating agency or agencies rating the Designated
Certificates as if addressed to you and dated the Closing
Date.

         (e) The Class A Certificates shall have been rated no lower than "A+" by each of Duff & Phelps Credit
Rating Co. ("DCR") and Fitch Investors Service, L.P.
("Fitch"), the Class B Certificates shall have been rated no lower than "BBB" by DCR and "BBB+" by Fitch, and the Class C Certificates shall have been rated no lower than "BB" by each of DCR and Fitch.

         (f) You shall have received from counsel for the Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that the Pooling and Servicing
Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by you and the Trustee.

         (g) You shall have received from counsel for the Master Servicer a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel.

         (h)  On the Memorandum Delivery Date, the
Company shall furnish to you a certificate signed by the president or a senior vice president, dated the Memorandum Delivery Date, to the effect that such officer has no reason to believe and does not believe that the Memorandum, as of its date, and as amended or supplemented, if applicable, as of the Memorandum
Delivery Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and that the descriptions in the Memorandum of the Designated
Certificates and the Pooling and Servicing Agreement are accurate in all material respects; it being understood that such counsel need express no opinion or belief as to the financial and statistical statements or other financial data contained or incorporated by reference in the Memorandum.

         (i)  You shall have received such further
information, certificates, documents and opinions as you may reasonably have requested not later than the Closing
Date.

         (j)  All proceedings in connection with the
trans- actions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and your counsel, and you and your counsel shall have received such information, certificates and documents as you or they may have reasonably requested.

         If any of the conditions specified in this
Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all your obligations hereunder may be cancelled by you at, or at any time prior to, the Closing. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission confirmed in writing.

    7. Conditions of the Company's Obligations. The obligation of the Company to sell the Designated
Certificates to you shall be subject to: (i) the accuracy of your representations and warranties herein contained at and as of the Closing Date and (ii) your performance of all of your obligations hereunder to be performed at or prior to the Closing Date.

    8. Information Provided by the Purchaser. It is understood and agreed that the information contained in the first sentence of the last paragraph on the inside cover page of the Memorandum and under the heading
"Offering" in the Memorandum is the only information furnished by the Purchaser to the Company for inclusion in the Memorandum.

    9. Indemnification and Contribution. The Company and The Aegis Consumer Funding Group, Inc. ("Aegis
Consumer Funding") agree with you that:

         (a)  The Company and Aegis Consumer Funding,
jointly and severally will indemnify and hold harmless you and each person who controls you within the meaning of either the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") against any and all losses, claims, damages or liabilities, joint or several, to which you or any of them may become subject under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (y) arise out of or are based upon any material inaccuracy contained in any statistical information provided by the Company to you in writing or by electronic transmission prior to the date hereof, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor Aegis Consumer Funding will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company as herein stated by you specifically for use in connection with the preparation thereof. This indemnity will be in addition to any liability that the Company may otherwise have.

         (b) You will indemnify and hold harmless the Company, Aegis Consumer Funding and each of their respective directors and officers and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company and Aegis
Consumer Funding to you, but only with reference to written information furnished to the Company as herein stated by you specifically for use in connection with the preparation of the documents referred to in the foregoing indemnity. This indemnity will be in addition to any liability that you may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph
(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

         (d)  If the indemnification provided for in this
Section 9 shall for any reason be unavailable to an indemnified party under this Section 9, then you and the Company shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph (a) or (b) above, in such proportion so that
(i) you are responsible for the lesser of (1) 0.5% thereof and (2) 0.5% of the Aggregate Initial Pool
Balance (as set forth on Schedule I hereto) and (ii) the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepre-sentation. For purposes of this Section 9, each person, if any, who controls you within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as do you and each person, if any, who controls the Company or Consumer Funding Group within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as does the Company and Aegis Consumer Funding. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

    10. Termination. (a) This Agreement shall be subject to termination in your absolute discretion by notice given to the Company prior to delivery of and payment for the Designated Certificates, if prior to such time, (i) trading of securities generally on the New York
Stock Exchange or the American Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York
State authorities; or (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Designated Certificates on the terms specified herein.

         (b) If the sale of the Designated Certificates shall not be consummated because any condition to your obligations set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of your default, the Company shall reimburse you for the reasonable fees and expenses of your counsel and for such other out-of-pocket expenses as shall have been incurred by you in connection with this Agreement and the proposed purchase of the Designated Certificates, and upon demand the Company shall pay the full amount thereof to you.

         (c) This Agreement will survive delivery of and payment for the Designated Certificates. The provisions of Section 9 and this Section 10(c) shall survive the termination or cancellation of this Agreement.

    11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or transmitted by facsimile and confirmed to you at 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: President; or, if sent to the Company, will be mailed, delivered or transmitted by facsimile and confirmed to it at 5032
Parkway Plaza Boulevard, P.O. Box 195005, Charlotte,
North Carolina  28219.

    12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section
9 and their successors and assigns, and no other person will have any right or obligation hereunder.

    13. Applicable Law; Counterparts. This Agreement w ill be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                             Very truly yours,

                             AEGIS AUTO FUNDING CORP.


                             By:_________________________
                 Name:
                                Title:



    Acknowledged and agreed to for purposes of Section 9 hereof:

   AEGIS CONSUMER FUNDING GROUP, INC.


                             By:_________________________
                                Name:
                                Title:


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

GREENWICH CAPITAL MARKETS, INC.


By:____________________________
   Name:
   Title:                       SCHEDULE I



Certificate Purchase Agreement dated March 21, 1996.

Closing Date: March 22, 1996




Title, Purchase Price and Description of Designated
Certificates:

    AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES,
SERIES 1996-1, CLASS A, CLASS B AND CLASS C

Aggregate Initial Certificate Balance:
$92,000,000.00

Cut-off Date:  March 1, 1996


Original
 Designated                            Certificate
Certificates                             Balance

Class A$85,790,000.00
Class B$ 4,370,000.00
Class C$ 1,840,000.00